                              COMMERCIAL LEASE AGREEMENT



                               WATERVIEW PARKWAY, L.P.
                                      (LANDLORD)


                                         AND


                           ADS ALLIANCE DATA SYSTEMS, INC.
                                       (TENANT)

                                  TABLE OF CONTENTS
                                  -----------------

                                                                                     PAGE NO.
                                                                                     --------
1.   PREMISES, TERM, AND INITIAL IMPROVEMENTS.......................................     1

2.   BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT................................     1

3.   TAXES..........................................................................     2

4.   LIMITED LANDLORD OBLIGATIONS...................................................     3

5.   MAINTENANCE AND REPAIR OBLIGATIONS.............................................     3

6.   ALTERATIONS....................................................................     4

7.   SIGNS..........................................................................     4

8.   UTILITIES......................................................................     4

9.   INSURANCE......................................................................     4

10.  DESTRUCTION OF OR DAMAGE TO PROPERTY...........................................     5

11.  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE CLAIMS........     5

12.  USE............................................................................     6

13.  LANDLORD'S LIMITED RIGHT OF ACCESS.............................................     6

14.  ASSIGNMENT AND SUBLETTING......................................................     6

15.  CONDEMNATION...................................................................     8

16.  SURRENDER OF PREMISES; HOLDING OVER............................................     8

17.  QUIET ENJOYMENT................................................................     8

18.  EVENTS OF DEFAULT..............................................................     9

19.  REMEDIES.......................................................................     9

20.  LANDLORD'S LIABILITY...........................................................    10

21.  MORTGAGES......................................................................    10

22.  ENCUMBRANCES...................................................................    10

23.  MISCELLANEOUS..................................................................    10

24.  NOTICES........................................................................    11

25.  HAZARDOUS WASTE................................................................    12

26.  WAIVER OF LANDLORD'S LIEN......................................................    12

27.  ADDITIONAL PARKING AREA........................................................    12

28.  TENANT IMPROVEMENT FINANCING...................................................    12

29.  EXISTING EQUIPMENT.............................................................    12


                            LIST OF DEFINED TERMS
                            ---------------------

                                                                                     PAGE NO.
                                                                                     --------
AAA.................................................................................     3
Affiliate...........................................................................    10
AS-IS...............................................................................     1
Base Rent...........................................................................     1
Building............................................................................     1
Building Systems....................................................................     3
Building's Structure................................................................     4
Casualty............................................................................     5
Claimant............................................................................    10
Closing.............................................................................    10
Commencement Date...................................................................     1
Construction Schedule...............................................................     5
Dresser.............................................................................     1
Environmental Law...................................................................    12
Event of Default....................................................................     9
Expansion Amendment.................................................................   B-1
Expansion Amendment Lease Term......................................................   B-1
Expansion Discussion Documents......................................................   B-1
Expansion Discussion Work...........................................................   B-1
Expansion Extension.................................................................   B-1
Expansion Notice....................................................................   B-1
Expansion Plans and Specifications..................................................   B-1
Expansion Space.....................................................................   B-1
Expansion Work......................................................................   B-1
Hazardous Substances................................................................    12
including...........................................................................    10
Indemnified Parties.................................................................     5
Land................................................................................     1
Landlord............................................................................     1
Landlord's Mortgagee................................................................    10
Law.................................................................................    10
Laws................................................................................    10
Lease...............................................................................     1
Lease Year..........................................................................     1
Loss................................................................................     5
Market Rent.........................................................................   C-1
Mortgage............................................................................    10
MSDS................................................................................    12
Pass-Through Expense Statement......................................................     2
Pass-Through Expenses...............................................................     2
Permitted Activities................................................................    12
Permitted Materials.................................................................    12
Permitted Transfer..................................................................     7
Permitted Transferee................................................................     7
Peterson............................................................................    11
Preliminary Expansion Plans and Specification.......................................   B-1
Premises............................................................................     1
Primary Lease.......................................................................    10
Remaining Work......................................................................     1
rent................................................................................     2
Security Deposit....................................................................     1
Signage.............................................................................     4
SNDA................................................................................    10
Substantial Damage..................................................................     5
Taking..............................................................................     8
Taxes...............................................................................     2
Ten-Year Mortgage Money Rate........................................................   B-2
Tenant..............................................................................     1
Tenant Party........................................................................    10
Term................................................................................     1
Termination Date....................................................................   B-2
the date hereof.....................................................................    11
Total Expansion Costs...............................................................   B-2
Transfer............................................................................     6
Unrecorded Lease....................................................................   F-1


                                  LEASE AGREEMENT
                                  ---------------

     This Lease Agreement (this "LEASE") is entered into by WATERVIEW PARKWAY, L.P., a Texas limited partnership ("LANDLORD"), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation ("TENANT").

     1.   PREMISES. TERM. AND INITIAL IMPROVEMENTS.

          (a) Landlord leases to Tenant, and Tenant leases from Landlord, the real property described on EXHIBIT A (the "LAND"), along with the building containing 61,750 rentable square feet and other improvements located on the Land, and all Building Systems (as defined below) (the "BUILDING"), subject to the terms and conditions in this Lease. The Land and Building are herein collectively called the "PREMISES." In connection with its use of the Premises, Tenant shall have the right to use the easements and appurtenances related to the Premises. Landlord and Tenant stipulate that the number of rentable square feet for the Building stated herein shall be binding upon them, subject to changes thereto caused by Casualty (defined below), Taking (defined below), expansion, or other similar event Landlord hereby conditionally assigns all of the warranties with respect to the Building Systems, provided that Tenant may not amend or modify any terms or conditions of such warranties and such assignment shall be ineffective upon the occurrence of an Event of Default.

          (b) The Lease term shall be 120 months, beginning on the Commencement Date (defined below) (the "TERM", which defined term shall include all renewals and extensions of the Term); however, if the Commencement Date is not the first day of a calendar month, then the Term shall end on the last day of the 120-month period that begins with the first day of the first full calendar month of the Term. The "COMMENCEMENT DATE" shall be the date of Landlord's acquisition of the Premises from Dresser Industries, Inc. ("DRESSER"). If Landlord has not acquired the Premises from Dresser by July 30, 1997, then this Lease shall automatically terminate.

          (c) Tenant hereby accepts the Premises in its "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including demolition of any improvements existing therein or construction of any tenant-finish-work or other improvements therein) and shall not be obligated to reimburse Tenant or provide any allowance for any cost relating to the demolition of improvements therein. Whenever Tenant is required by any Law to obtain a certificate of occupancy for any portion of the Premises, Tenant shall, at is expense and prior to occupying such portion of the Premises or conducting its business therein, obtain and deliver to Landlord a certificate of occupancy for such portion of the Premises from the appropriate governmental authority.

     2.   BASE RENT. SECURITY DEPOSIT AND ADDITIONAL RENT.

          (a) Tenant shall pay to Landlord "BASE RENT", in advance, without demand, deduction or (except as specifically provided herein) set off, equal to the following amounts for the following months of the Term:

                Lease Year                   Monthly Base Rent
                ----------                   -----------------

               1 through 5                       $57 478.96

               6 through 10                      $66,123.96


As used herein, the term "LEASE YEAR" shall mean the twelve-month period beginning with the Commencement Date and each twelve-month period thereafter; however, if the Commencement Date is not the first day of a calendar month, the first Lease Year shall be the period beginning with the Commencement Date and ending at the expiration of the twelve-month period that begins with the first day of the first full calendar month of the Term. The first monthly installment of Base Rent, plus the other monthly charges set forth in Section 2.(c), shall be due on the Commencement Date; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

          (b) Tenant shall deposit with Landlord on the date hereof $57,478.96 (the "SECURITY DEPOSIT"), which shall be held by Landlord to secure Tenant's obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). In the event Tenant fails to perform any one or more of its obligations under this Lease, then, after Landlord has given Tenant the notice and cure period for such failure set forth in Section 19 below, Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request in connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit The Security Deposit shall be Landlord's property. Within 30 days after the expiration or earlier termination of this Lease, Landlord must provide Tenant with an accounting for the Security Deposit, which accounting must include all previous deductions from and replenishments of the Security Deposit as well as Landlord's estimate of the maintenance and repair costs Landlord will incur in performing Tenant's obligations under this Lease which were not performed in accordance with the terms of this Lease (the "REMAINING WORK"). Landlord must return to Tenant the balance of such Security Deposit that will not bc applied to Tenant's unperformed obligations, together with such accounting, within 30 days after the expiration or earlier termination of this Lease. To the extent the actual cost to perform Tenant's unperformed obligations is less than the amount deducted as an estimate of the cost to perform Tenant's unperformed obligations, Landlord must return such excess to Tenant within 120 days after the expiration or earlier termination of this Lease. The foregoing requirements concerning an accounting and return of the Security Deposit shall apply to any person who succeeds to the interest of

Landlord during the Term, even if such person does not receive the Security Deposit from the previous landlord or any other person.

          (c) Tenant shall pay, as additional rent, all costs incurred by Landlord for the cost of insurance maintained by Landlord under Section 9.(b), including that portion of the premiums under any blanket or umbrella insurance policy maintained by Landlord as may be reasonably allocated to the Premises by Landlord ("PASS-THROUGH EXPENSES"). On the first day of each month, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of the annual Pass-Through Expenses. The initial monthly payments of Pass-Through Expenses are based upon Landlord's estimate of the Pass-Through Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Pass-Through Expenses for that year. Within 90 days after the end of each calendar year, Landlord shall deliver to Tenant a statement setting forth the amount of Pass-Through Expenses for such calendar year and the amount Tenant has paid in respect thereof for such calendar year, together with evidence of the cost of such Pass-Through Expenses (the "PASS-THROUGH EXPENSE STATEMENT"). If Tenant's total payments in respect of Pass-Through Expenses for any year are less than the Pass-Through Expenses for that year, Tenant shall pay the difference to Landlord within ten days after Landlord's request therefor; if such payments are more than such Pass-Through Expenses, Landlord shall pay the difference to Tenant when Landlord delivers to Tenant the Pass-Through Expense Statement The amounts of the initial monthly installments of Base Rent and Pass-Through Expenses are as follows:

     Base Rent                          $57,478.96
     Pass-Through Expenses                  560.00
                                        ----------

     Total initial monthly payment      $58,038.96

          (d) If any payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

          (e) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "Rent" (herein so called).

     3.   TAXES

          (a) Tenant shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "TAXES") that accrue against the Premises and deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify the payment thereof at least 30 days before such Taxes become delinquent If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent (other than federal, state, or local income taxes), then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes".

          (b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid at least ten days before such Taxes become delinquent If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or (B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

          (c) Tenant may, at its expense, contest the validity or amount of any Taxes in accordance with Law, in which event the payment thereof may be deferred, as permitted by Law, during the pendency of such contest, if diligently prosecuted. Within 15 days before any contested Taxes become due, Tenant shall deposit with Landlord an amount sufficient to pay such contested item (together with any interest, fees, and penalties that may accrue during any such contest), which amount shall be applied to the payment of such items when the amount thereof shall be finally determined. Nothing herein, however, shall permit any Taxes to remain unpaid for any interval that would permit the Premises, or any part thereof, to be sold or seized by any governmental authority for the nonpayment of Taxes. If at any time, in the reasonable judgment of Landlord, it shall become necessary to do so, Landlord may, after written notice to Tenant, under protest, if so requested by Tenant, apply the amounts so deposited or so much thereof as may be required to prevent a sale or seizure of the Premises or foreclosure of any lien created thereon to secure payment of such unpaid Taxes. Tenant shall pay all penalties, interest, and fees assessed because of Tenant's failure to pay Taxes when due, and Tenant shall indemnify, defend, and hold harmless Landlord from and against any costs, liability, or damage incurred by Landlord arising out of or attributable to Tenant's failure to pay Taxes when due. If required by Law, Landlord shall join in any contest proceedings brought by Tenant, at Tenant's expense.

          (d) If Tenant fails timely to deliver evidence of the payment of the amounts required to be paid by Tenant under this Section 3, then Landlord may pay such amounts, if unpaid, in which case, Tenant shall reimburse to Landlord all amounts so paid within ten days after Landlord delivers to Tenant written notice thereof.

          (e) If, after the date hereof, a material adverse change occurs in Tenant's financial condition or if an Event of Default occurs, then, at Landlord's option, Tenant shall pay to Landlord a sum equal to 1/12th of the annual Taxes payable under this Lease on the first day of each month during the Term. Landlord shall hold such payments in a non-interest bearing account. All such monthly payments of Taxes shall be based on Landlord's reasonable estimate of the Taxes due for the year in question, and any deficiency of funds in the escrow account shall be paid by Tenant to Landlord upon demand. If an Event of Default occurs, Landlord may apply any funds in the escrow account to the satisfaction of any unperformed obligation of Tenant under this Lease.

     4. LIMITED LANDLORD OBLIGATIONS. Except as provided in Section 5.(b), Landlord shall not be required to maintain, repair or perform any other obligations with respect to the Premises. Except as specifically provided elsewhere in this Lease, Tenant's obligation to pay rent hereunder shall be absolute and net of all expenses incurred in connection with the operation, maintenance, ownership and management of the Premises.

     5.   MAINTENANCE AND REPAIR OBLIGATIONS.

          (a) TENANT'S OBLIGATIONS. Except for those items described in Section 5.(b) below as being Landlord's responsibility to maintain, repair or replace, Tenant shall maintain all parts of the Premises in good condition and repair. Such obligation includes, without limitation, all electrical, plumbing, heating, ventilation, and air conditioning, life-safety lighting and other mechanical systems and equipment (collectively, the "BUILDING SYSTEMS"), the roof, and skylights, windows, plate glass, doors, and partitions. If any portion of the Premises cannot be fully repaired or restored, then Tenant shall promptly replace such portion of the Premises, regardless of whether the benefit of such replacement extends beyond the Term; provided, however, that in no event will Tenant be responsible for replacing the roof membrane or roof support system, which is Landlord's responsibility under the terms of Section 5.(b) below. Without limiting the generality of the foregoing, Tenant shall perform the following obligations:

               (1) Tenant shall maintain the parking areas, driveways, alleys, landscaping and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class office building, including prompt maintenance, repairs and replacements of(A) the exterior of the Building (including painting), but not the items set forth in
     Section 5.(b) below, (B) sprinkler systems and sewage lines, (C) pavement curbs, and sidewalks, and (D) any other items normally associated with the foregoing.

               (2) Tenant shall maintain the Building Systems in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and systems in good working order. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the Building Systems are then in good repair and working order.

          (b) LANDLORD'S OBLIGATIONS. Landlord's maintenance obligations are limited to maintaining, repairing and replacement of the foundation and structural members of the exterior walls of the Building and replacement of the Building's roof support system and roof membrane. Landlord shall not be responsible (I) for any such work until Tenant delivers to Landlord written notice of the need therefor, or (2) for alterations to such items required by Law because of Tenant's use of the Premises (which alterations shall be performed by Tenant). Landlord's liability for any such item shall be limited to the cost of performing such word If there is a dispute as to whether the roofs support system or membrane is required to be replaced, then Landlord and Tenant shall mutually appoint an engineer with at least five years experience in evaluation of commercial building roof systems, who will determine whether replacement of the roofs support system or membrane is required. The determination of such engineer shall be binding on Landlord and Tenant If Landlord and Tenant cannot agree on such an engineer, then either Landlord or Tenant may request the Dallas division of the American Arbitration Association (the "AAA") to appoint an engineer with the requirements listed above to determine whether replacement of the roofs support system or membrane is required. The appointment by the AAA and decision of such engineer shall be binding on Landlord and Tenant Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations within 30 days after receiving from Tenant written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord begins to cure such failure within such 30-day period, Landlord thereafter diligently pursues the curing thereof to completion, and such failure is cured within 120 days after Tenant first delivered to Landlord written notice thereof, then Landlord shall not be in default hereunder. If Landlord fails to perform its obligations within the time periods specified in the previous sentence, then Tenant may perform such work and offset the costs thereof from the next due installment of Base Rent and other amounts due under this Lease. Tenant's right to perform work under this Section 5.(b) is subject to the following conditions:

               (1) all such work shall be performed in a good and workmanlike manner and in accordance with Law;

               (2) except in an emergency, all such work shall be performed in accordance with plans and specifications approved by Landlord (which approval shall not be unreasonably withheld), whose approval shall be deemed given if Landlord fails to disapprove with specific objections any submitted plans and specifications within three business days after Tenant delivers such plans to Landlord;

               (3) all such work shall be performed by contractors which maintain commercial liability insurance in an amount not less than $l,000,000 per occurrence (which insurance [except in the case of an emergency] names Landlord as an additional insured) and, except in an emergency, which contractors are reasonably acceptable to Landlord; Landlord's approval shall be deemed given if Landlord fails to disapprove any contractor within three business days after Tenant delivers to Landlord a request for its consent thereto and if Landlord disapproves a contractor, Landlord must deliver to Tenant a list of at least five (5) contractors whose principal offices are in the Dallas - Fort Worth area who are acceptable to Landlord and if Landlord fails to do so, such disapproval will be deemed to be approval; and

               (4) Tenant delivers to Landlord "as-built" plans of the work performed by Tenant.

          (c) Tenant may, at its option and expense, engage a third party manager reasonably acceptable to Landlord to monitor and administer Tenant's maintenance and repair obligations under this Lease. For purposes hereof, any Affiliate of Trammell Crow Company shall be acceptable to Landlord. Waterview Parkway, L.P.

("WATERVIEW") (or an Affiliate thereof) shall monitor Landlord's performance of its obligations hereunder and correspond with Landlord in connection therewith at no additional cost to Tenant

     6. ALTERATIONS. Landlord hereby expressly consents to Tenant making alterations and installing equipment to the Premises substantially as described in or shown on EXHIBIT G attached to and made a part of this Lease for all purposes and to installing a security system in the Premises. Tenant shall not make any other alterations, additions or improvements to the Premises which affect the Building Systems or the Building's Structure (defined below) without the prior written consent of Landlord which consent cannot be unreasonably withheld or delayed and which will be deemed given if not withheld in accordance with the terms of this Section 6 within 30 days after the date upon which Tenant delivers the items described in the next succeeding sentence. Landlord shall not be required to notify Tenant of whether it consents to any such alteration, addition or improvements until it has received plans and specifications therefor prepared by a licensed engineer which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner. If Landlord disapproves of any plans and specifications, Landlord must notify Tenant in writing of such disapproval and must state in reasonable detail those items of which Landlord does not approve and the changes Tenant must make before Landlord will approve such plans and specifications for such alterations. If Tenant revises the plans and specifications in accordance with Landlord's requirements, Landlord will not be permitted to object to any item shown in reasonable detail on the preceding draft of the plans and specifications or to those items Tenant altered in accordance with Landlord's comments. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with Law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures and install equipment provided that such items do not overload or adversely affect the Building's Structure or the Building System& Unless Landlord specifies in writing, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises; provided, however, that Tenant may remove the UPS system, related batteries and the emergency generator described on EXHIBIT G (the "BACKUP EQUIPMENT") from the Premises and Tenant's security system. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Building Systems. when used herein, the term "BUILDING'S STRUCTURE" shall mean the roof exterior walls, load-bearing columns, and foundation of the Building. Upon completion of any alteration, additional improvement to the Premises, Tenant shall deliver to Landlord "as-built" plans and specifications therefor.

     7. SIGNS. Tenant shall not place, install or attach any signage, decorations, or advertising media (collectively, the "SIGNAGE") to the Premises
(a) without obtaining Landlord's prior written approval, which shall not be unreasonably withheld or delayed and which will not be deemed necessary for signs incorporating Tenant's then. existing logo or substantially similar to Tenant's signs in any other location in the United States, or (b) which would violate any Laws. Tenant shall repair, paint, and/or replace any portion of the Premises damaged or altered as a result of its Signage when it is removed (including, without limitation, any discoloration of the Building). Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation. Landlord's consent to any signs will be deemed given if Landlord does not withhold its consent in accordance with the terms of this Section 7 within 30 days after the date upon which Tenant delivers the items described in the immediately preceding sentence. If Landlord disapproves of any sign, Landlord must notify Tenant in writing of such disapproval and must state in reasonable detail those items of which Landlord does not approve and the changes Tenant must make before Landlord approves such signs. If Tenant revises its sign plans in accordance with Landlord's requirements, Landlord will not be permitted to object to any item shown in reasonable detail on the preceding draft of the sign plans or to those items Tenant altered in accordance with Landlord's comments.

     8. UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises. Landlord shall not be liable for any interruption or failure of utility service to the Premises. If Tenant fails to pay any such amounts when due, Landlord may do so, in which case, Tenant shall reimburse Landlord for all amounts paid by Landlord within ten days after Landlord's request therefor.

     9. INSURANCE. (a) Tenant shall maintain (1) workers' compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $1,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella liability coverage of at least $5,000,000 per occurrence, and (2) all risk insurance covering (A) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises, (B) the replacement cost of all of Tenant's personal property in the Premises, and (C) loss of profits in the event of an insured peril damaging the Premises. Such policies shall (I) name Landlord, Landlord's agents, Landlord's Mortgagee's and their respective Affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (ii) be issued by an insurance company with at least a Best's B rating and which does not have any insurance policy which exceeds one percent (1%) of the adjusted policyholders' surplus, (iii) provide that such insurance may not be cancel led unless 30-days' prior written notice is first given to Landlord and Landlord's Mortgagee, (iv) be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof and (v) provide primary coverage to Landlord when the claim is for a matter covered by Tenant's indemnity set forth in Section 11 below and any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies.

          (b) Landlord shall maintain insurance covering the risk of direct physical losses for the Building's shell in the amount of its full replacement cost, with a deductible amount not to exceed $50,000, including rent loss insurance. Such insurance shall be issued by an insurance company with at least a Best's B rating and which does not have any insurance policy which exceeds one percent (1%) of the adjusted policyholders' surplus, endorsed to provide that the underwriter thereof shall have no subrogation rights against Tenant.

     10.  DESTRUCTION OF OR DAMAGE TO PROPERTY.

          (a) SUBSTANTIAL DAMAGE. In the event the Premises are damaged or destroyed by fire or other casualty, Tenant must give Landlord written notice of the occurrence of such fire or other casualty (a "CASUALTY") Within 30 days after Tenant notifies Landlord of the occurrence of such damage or destruction, Landlord must deliver to Tenant a realistic construction schedule, prepared by a reputable general contractor selected by Landlord, setting forth such general contractor's estimated time periods to complete key portions of the repair and restoration, and to fully complete such repair and restoration (the "CONSTRUCTION SCHEDULE"). If the Construction Schedule indicates that the repair and restoration will not be substantially completed within eight months after the restoration plans have been approved by Tenant (such damage being herein termed "SUBSTANTIAL DAMAGE"), then either Landlord or Tenant may terminate this Lease by written notice to the other at any time within 30 days after Landlord delivers the Construction Schedule to Tenant. Such termination shall be effective as of the date set forth in such notice, which date cannot be less than 30 days after the date of such notice nor more than 90 days after the date of such notice. In the event neither Landlord nor Tenant terminates this Lease as a result of such fire or other Casualty, but Landlord fails to substantially complete such repair and restoration as provided under Section 10.(c) within eight months after the restoration plans have been approved by Tenant (or such longer period as specified in the Construction Schedule) plus additional days of delay in obtaining substantial completion caused by force majeure or by a Tenant Party's acts or omissions, then Tenant may terminate this Lease by delivering written notice to Landlord, specifying a termination date no later than 60 days after the date of such notice, at any time after the end of the applicable time period but before the substantial completion of such repair and restoration. If
(1) Landlord is required to apply a substantial amount of the insurance proceeds to reduce the balance of any debt secured by a mortgage on the Premises, or (2) the damage is not of a type covered or required to be covered by Landlord's insurance, then Landlord may terminate this Lease by delivering written notice to Tenant thereof, effective as the date specified in such notice, which date shall not be earlier than 60 days after the date of such notice. Landlord must exercise the termination rights specified in the previous sentence, if at all, within 60 days after the occurrence of the Casualty in question.

          (b) DAMAGE DURING THE LAST LEASE YEAR. In the event a material portion of the Premises is damaged or destroyed by fire or other Casualty, and neither Landlord nor Tenant is entitled to terminate this Lease in accordance with Section 10.(a) above, but the remainder of the Term is less than 12 months, either Landlord or Tenant may terminate this Lease by written notice to the other within 30 days after the occurrence of such damage or destruction; provided, however, that if Landlord exercises such right and there is an renewal Term outstanding, Tenant may override Landlord's termination right by exercising the next available option within 30 days after Landlord delivers written notice to Tenant advising Tenant of its intention to terminate this Lease. Any termination under this Section 10.(b) is effective as of the date set forth in such notice, which date cannot be less than 30 days after the date of such notice nor more than 90 days after the date of such notice. As used in this
Section 10.(b), a "material portion of the Premises" means damage or destruction whose repair costs equal or exceed 10% of the value of the Building before such destruction.

          (c) RESTORATION AFTER DAMAGE OR DESTRUCTION: RENT ABATEMENT. In the event neither panty terminates or is entitled to terminate this Lease under Sections 10.(a) and 10.(b) above, then Landlord must diligently begin to repair and restore the Building's shell and the other portions of the Premises, to substantially the same condition they were in as of the date of such fire or other Casualty, and (1) Tenant shall pay to Landlord the deductible amount applicable to such damage or destruction under Landlord's insurance policy and Tenant's insurance policy, (2) all insurance proceeds payable in respect of improvements to the Premises under Tenant's insurance policy shall be paid to Landlord for application to the repair work, and (3) to the extent Tenant's insurance is insufficient to repair and restore such improvements, Tenant shall pay to Landlord for the costs thereof in advance; it being understood that Landlord's obligation to repair and restore the Premises shall be limited to insurance proceeds paid and payments made by Tenant in respect thereof, provided that Landlord maintains the insurance required under Section 9.(b). During such repair and restoration, the Base Rent and other charges under this Lease will abate in an amount that is fair and equitable under the circumstances, taking into account, among other things, the extent to which Tenant closes down all or a portion of its operations until such repair and restoration has been completed and the nature and extent of the interference with Tenant's business operations as a result of such casualty as well as the repair and restoration process.

     11.  LIABILITY. INDEMNIFICATION. WAIVER OF SUBROGATION AND NEGLIGENCE
CLAIMS.

          (a) Subject to Section 11.(b), Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the "INDEMNIFIED PARTIES") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (1) arising from Tenant's failure to perform its covenants hereunder, (2) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of; or be caused, either proximately or remotely, wholly or in part, by a Tenant Panty or any other person entering upon the Premises under or with a Tenant Party's express or implied invitation or permission, (3) arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises, howsoever caused, or (4) suffered by, recovered from or asserted against any of the Indemnified Parties by a Tenant Party (defined below), EXCEPT TO THE EXTENT LANDLORD'S NEGLIGENCE CAUSED SUCH LOSS OR DAMAGE.

          (b) Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft destruction, loss, or loss of use of any property or inconvenience (a "LOSS") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), EXCEPT TO

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

THE EXTENT LANDLORD'S NEGLIGENCE CAUSED SUCH LOSS IN WHOLE OR IN PART. Each of Landlord and Tenant waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by it under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS: HOWEVER, LANDLORD'S WAIVER SHALL BE INAPPLICABLE TO ANY DEDUCTIBLE AMOUNT MAINTAINED UNDER LANDLORD'S INSURANCE POLICIES.

     12. USE. Tenant may use the Premises solely for office uses, light fabrication and assembly, or manufacturing laboratory as those uses are defined in the Dallas Development Code and High Technology uses and Geological Research and Development as these uses are defined below:

          HIGH TECHNOLOGY means as a process or related to a process for data transmission, numeric computation, word processing, graphics display and analysis, biologic or chemical research and analysis as any of these may pertain to any consumer, business, or government good, be it a service or a product using electronics or quasi-electronics rather than mechanical means.

          QUASI-ELECTRONICS means including fibre-optics, laser technology, and microwaves which may be manufactured or transmitted by other than electronic means.

          GEOLOGICAL RESEARCH AND DEVELOPMENT means the study of the earth's elements and development and manufacture of products for the study of the earth's elements so long as the development and manufacturing process does not cause noxious odors, noise, or other hazards to the environment or to persons living within 50 miles of the facility.

     Under no circumstances will Tenant be obligated to occupy or operate for business at the Premises, it being understood and agreed that Tenant may at any time cease occupying or operating at all or a part of the Premises.

     Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Tenant shall be solely responsible for complying with all Laws applicable to Tenant's specific use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would void the insurance thereon.

     13. LANDLORD'S LIMITED RIGHT OF ACCESS. Landlord acknowledges that because of the extremely high value and sensitivity of the equipment in the Premises, as well as the information processed by such equipment, Landlord cannot have, and does not have, a free right of access to the Premises and is not entitled to have a key to the Premises. Except in the case of an emergency (defined as an event which poses the immediate threat of injury or death to persons or significant damage to property), Landlord (together with prospective and existing mortgagees, prospective purchasers, and [during the last six months of the Term] prospective tenants) may only enter the Premises after notice to Tenant (which may be made by telephone as long as Landlord's representative speaks to the facilities manager for the Building) and while representatives designated by the facilities manager are present Such representatives shall be available to accompany Landlord and any prospective or existing mortgagee, prospective purchaser, or (during the last six months of the Term) prospective tenant within forty-eight hours after Landlord gives notice to Tenant of its desire to enter the Premises. Such entry must be made in a manner designed to minimize to the extent reasonably possible the operations and business conducted at the Premises (however, Landlord shall not be required to enter the Premises after normal business hours). In order to allow Landlord to deal with emergencies while preserving Tenant's right to control access to the Premises, Tenant will provide a list of names, addresses, telephone, and pager numbers for employees or consultants whom Landlord may contact at any time when an emergency occurs and who will be available to the Premises within two (2) hours after Landlord makes contact with such persons. Tenant may make changes to such list from time to time and deliver notice of such changes to Landlord and such new list will replace or add to, as specified in such notice, any list previously in Landlord's possession. Unless, in Landlord's good faith, reasonable judgment, the nature of the emergency makes it imprudent to delay entry into the Premises, Landlord must use every effort to contact every person on the list until someone can arrive at the Premises and must not enter the Premises until the earlier of
(a) one (1) hour after Landlord has contacted every person on the list and been unable to obtain a commitment from any person on such list that such person will arrive at the Premises within two (2) hours after such contact, (b) two (2) hours after Landlord makes contact with at least one (1) person on such list and such person agrees to arrive at the Premises within two (2) hours after such contact, or (c) when a person on such list arrives at the Premises and accompanies Landlord into the Premises. During the last six months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available for lease. Otherwise, Landlord may not erect any signs on the Premises.

     14.  ASSIGNMENT AND SUBLETTING.

          (a) Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant unless such transfer occurs in connection with a public offering of stock of Tenant on a nationally recognized securities exchange (any such public offering shall not be considered a Transfer hereunder), (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14.(a)(I) through 14.(a)(6) being a "TRANSFER"). Landlord may withhold its consent, in its sole discretion, to any such Transfer to (I) any governmental agency, (ii) any party which will use hazardous materials in the Premises (other than those customarily used and stored in space which is used for office space), or (iii) any party whose use of the Premises will, in Landlord's engineer's judgment, overload the Building's Structure or any Building System; however, as a condition to withholding its consent under clause (iii) of this sentence, Landlord must deliver to Tenant written notice objecting to the proposed transferee setting forth in reasonable detail the reason for such objection within ten days after Tenant has delivered to Landlord written notice requesting such consent together with such information as may be reasonably necessary for Landlord to evaluate the effect of the proposed transferee's use on the Building's Structure and Building Systems. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its proposed use of the Premises; financial statements of the transferee for its most recently ended fiscal year and fiscal quarter and a credit report from Dunn and Bradstreet for the transferee (or, if unavailable, other credit information reasonably acceptable to Landlord); and at least two references from the proposed transferee's bank. If Landlord fails to notify Tenant that it disapproves of a Transfer within ten days after Tenant has delivered to Landlord written notice requesting such consent together with the information specified in the previous sentence, then
Landlord shall be deemed to have approved of the Transfer in question. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor) arising from and after the date of such Transfer (however, in the case of a merger, consolidation, other similar business arrangement, or sale of all or substantially all of Tenant's assets, the Transferee must assume all of Tenant's obligations hereunder, regardless of when they accrued). No transfer shall release Tenant from performing the obligations of the "Tenant" under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

          (b) Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. The termination right set forth in this
Section 14.(b) shall not apply to Permitted Transfers or to any other Transfer to which Landlord specifically consents in writing.

          (c) If no Event of Default exists, all compensation received by Tenant for a Transfer in respect of the interval in question that exceeds the Base Rent and the Pass-Through Expenses allocable to the portion of the Premises covered thereby for the same interval shall be payable as follows:

               (1) first, to Tenant until Tenant has received an amount equal to all actual, third-party, out-of-pocket costs incurred by Tenant in connection with such Transfer (including, without limitation, brokerage commissions, attorneys' fees and expenses, tenant-finish-work, and other tenant inducements); and

               (2)  thereafter, 50% to Landlord and 50% to Tenant.

If an Event of default exists, all such excess compensation shall be payable to Landlord. Tenant shall hold all amounts it receives which are payable to Landlord in trust and shall deliver all such amounts to Landlord within ten days after Tenant's receipt thereof.

          (d) Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord (a "PERMITTED TRANSFER", provided that the Premises will continue to be used only for the Permitted Use and the conditions set forth below are satisfied:

               (1)  an Affiliate of Tenant;

               (2) any entity in which or with which Tenant, or its corporate successors is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of such entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the surviving or created entity will, immediately after such transaction, have an unsecured debt rating of at least BBB as established by Standard & Poor's Corporation;

               (3) any entity acquiring all or substantially all of Tenant's assets if such entity's unsecured credit rating immediately after such acquisition is at least BBB as established by Standard & Poor's Corporation;

               (4) any entity whose unsecured debt rating is at least BBB as established by Standard & Poor's Corporation and whose use of the Premises would not involve any use described in clauses (ii) or (iii) of Section 14.(a); or

               (5) any sublessee provided that, after giving effect to such sub lease, the aggregate portion of the Premises that would then be subject to either a sublease or partial assignment of this Lease to persons other than those described in clauses (1), (2), (3) or (4) does not exceed 25% of the rentable area of the Premises and the sublessee is not a governmental agency or a person whose use of the Premises would involve matters described in clauses (ii) or (iii) of Section 14.(a).

Tenant shall promptly notify Landlord of any such Permitted Transfer. Any Transfer by a Permitted Transferee described in clause (5) above shall require Landlord's prior written consent Any Transfer by a Permitted Transferee described in clauses (1) through (4) above to Mother Permitted Transferee shall not require Landlord's consent, but shall require prompt notification to Landlord thereof; all other Transfers by any such Permitted Transferee shall require Landlord's written consent.

     15. CONDEMNATION. If a material portion of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "TAKING"), then Tenant may terminate this Lease by delivering to Landlord written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If this Lease is not terminated because of a Taking, then rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall repair any damage to the Premises caused by the Taking, to the extent of the award actually received by Landlord (less than the cost incurred in connection with the receiving of such award and any amounts payable to a Landlord's Mortgagee). Landlord shall notify Tenant of the amount Landlord receives in connection with any such Taking within 30 days after such amount is finally determined. If such amounts are insufficient to fully restore the Premises, then Tenant may, at its sole option and without obligation to do so, fund the extra amounts necessary to fully restore the Premises. All compensation awarded for any Taking shall be the property of Landlord, and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures, personal property, or other improvements that Tenant is entitled to remove from the Premises at the end of the Term, if a separate award for such items is made to Tenant For purposes of this Section 15, the phrase "a material portion of the Premises Is taken" shall mean a Taking which affect the interior space of the Building, reduces the number of parking spaces available for Tenant's use to less than one space per 333 rentable square feet in the Building or permanently denies access to the Premises from publicly-dedicated roads; however, in the case of removed parking spaces, Landlord may, within 180 days after such Taking, construct additional parking on the Land so that the number of parking spaces on the Land shall be at least one space per 333 rentable square feet in the Building, in which case, Tenant shall not be entitled to terminate this Lease because of such Taking. If Landlord elects to construct additional parking spaces, then it must deliver to Tenant written notice thereof with in 30 days after the Taking.

     16.  SURRENDER OF PREMISES: HOLDING OVER.

          (a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon, other than the Backup Equipment and Tenant's security system, in good repair and in working order, reasonable wear and tear (subject however to Tenant's maintenance obligations) and damage by casualty or condemnation excepted, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises by or at Tenant's request All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Tenant may remove all the Backup Equipment as well as Tenant's security system and all unattached fixtures, furniture, and personal property placed in the Premises by Tenant Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request unless Landlord has specifically approved in writing the installation thereof and did not indicate to Tenant in writing, when such approval was granted, that Tenant would have to remove the item at the end of the Term. All work required of Tenant under this Section 16.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this
Section 16.(a).

          (b) If Tenant remains in possession of the Premises after the expiration of the Term without the execution of a new lease or of an agreement extending the Term, but Tenant and Landlord are engaged in negotiations for a new lease or extension, then, Tenant will be deemed to be occupying the Premises as a Tenant from month to month, subject to all of the terms of this Lease as may be applicable to a month to month tenancy, and at the Base Rent and other charges provided for in the last preceding year, prorated on a monthly basis. If, however, Landlord has delivered notice to Tenant that it does not wish to continue or does not wish to begin negotiations, as the case may be, then, effective as of the later of 90 days after the date Landlord delivers such notice to Tenant or the expiration date of the Term, Tenant must vacate the Premises. If Tenant does not do so, then Tenant shall be a holdover tenant and during the holdover period Tenant must pay as Base Rent an amount equal to two hundred percent (200%) of the Base Rent provided for in the last preceding year, plus other rent which would be due during such holdover period if this Lease were still in effect Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and, except as set forth above, no extension of the Term shall be valid unless it is in writing and signed by Landlord and Tenant.

     17. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any parry claiming by, through, or under Landlord, but not otherwise.

     18. EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT" under this Lease:

          (a) Tenant fails to pay any rent when due and such failure continues for a period of ten days after Landlord has delivered to Tenant written notice thereof

          (b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking in any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof.

          (c) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for 30 days after written notice thereof to Tenant; however, if such default is not susceptible of being cured within such 30-day period, then an Event of Default shall not occur hereunder if Tenant begins to cure such default within 30.day period, thereafter diligently pursues such cure, and such default is cured within 120 days after Landlord initially delivered to Tenant written notice of such default.

     19.  REMEDIES.

          (a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

               (1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, and (B) all amounts due under Section 19.(b) and (C) an amount equal to (I) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Discount Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of"Money Rates," minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

               (2) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19.(b) as and when due, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, as they come due under this Lease, diminished by any net sums (i.e., after deducting all costs incurred in connection with such reletting that were not paid [or are not required to be paid] by Tenant under Section 19.(b)(4)) thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord may reasonably determine (including a term different than the Term, rental concessions, and alterations to, and improvement of, the Premises); however, in determining whether Landlord shall have used reasonable efforts to relet the Premises, Landlord shall not be obligated to relet the Premises to any person whose unsecured debt rating is less than BBB as established by Standard & Poor's Corporation. Tenant's obligations hereunder shall not be diminished because of Landlord's failure to relet the Premises or to collect rent due for a reletting except to the extent required by Law. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the Term ends. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19.(a)(2). If Landlord elects to proceed under this
     Section 19.(a)(2), it may at any time elect to terminate this Lease under
     Section 19.(a)(1).

Additionally, Landlord may perform Tenant's un performed obligations hereunder.

          (b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (I) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property after the 15-day period specified in Section 19.(c) expires, (3) repairing, restoring, or otherwise putting the Premises into condition required under Section 16.(a), (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (excluding brokerage commissions, cost of tenant finish work, allowances, and other expenses customarily amortized in base rent), (5) performing Tenant's obligations which Tenant failed to perform, (6) if this Lease is terminated, the product obtained by multiplying the aggregate brokerage commissions incurred by Landlord in connection with this Lease by a fraction whose numerator is the number of calendar months (including partial calendar months) during the period beginning with the termination date and ending on the scheduled expiration date of the initial Term applicable to such space (or, if a renewal Term is in effect, the scheduled expiration date of the renewal Term applicable to such space) and whose denominator is the number of calendar months in the initial Term or, if a renewal Term is in effect, the number of months in the renewal Term (however, if the calculation is being made for a renewal Term, then only those costs incurred in respect of the renewal Term will be included), and (7) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive

Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and (except for Tenant's equipment) use or (B) (subject to Section 19.(c)) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon or repossession thereof by any lessor thereof or third party having a lien thereon. After the 15-:lay period specified in Section 19.(c) expires, Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "CLAIMANT") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into tic authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (I) require that its representatives escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

          (c) Notwithstanding anything contained in this Lease to the contrary, in recognition of the enormous intrinsic value of, and value in connection with Tenant's business of, Tenant's equipment at the Premises, Tenant at all times will have access to the Premises for the purpose of servicing, having access to, or removing such equipment until such time as such equipment is removed in accordance with this Section 19.(c) or the third to last sentence of Section 19.(b). For a period of 15 days following the expiration or termination of this Lease, Landlord cannot disturb or move any of Tenant's equipment under any circumstances, even if Landlord has terminated Tenant's right to possess the Premises or terminated this Lease; after such 15-day period, all items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items, and Tenant shall pay for the cost incurred by Landlord in connection therewith.

          20. LANDLORD'S LIABILITY. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, any insurance or condemnation proceeds, and rent derived from the Building and the Land, and neither Landlord nor Landlord's owners shall have any personal liability therefor.

          21. MORTGAGES. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "MORTGAGE"), or any ground lease, master lease, or primary lease (a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "LANDLORD'S MORTGAGE"). However, as a condition to such subordination, the Landlord's Mortgagee must execute, acknowledge, and deliver to Tenant a subordination, non-disturbance, and attornment agreement in the same form as EXHIBIT E hereto (which may have non-substantive changes thereto to reflect changes in factual matters) or, at Landlord's option, another form whose form and substance are acceptable to Tenant (an "SNDA"), Tenant shall execute, acknowledge, and deliver an SNDA within ten days after Landlord's request therefor. Notwithstanding the subordination provided herein, any Landlord's Mortgagee may subordinate its Mortgage or Primary Lease (as the case may be) to this Lease. Tenant shall execute such documentation as the Landlord's Mortgagee may reasonably request evidencing the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease. If at the closing of Landlord's acquisition of the Premises ("CLOSING"), an SNDA has not deposited into escrow, whose delivery is subject only to the consummation of the Closing, then either Landlord or Tenant may terminate this Lease before Closing occurs. Landlord represents and warrants that after giving effect to Closing, the only Mortgage on the Premises will be held by Principal Commercial Advisors, Inc. and there will be no Primary Lease affecting the Premises.

          22. ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

     23.  MISCELLANEOUS.

          (a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "LAWS" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "LAW" shall mean any of the foregoing; "AFFIANTS" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "TENANT PARTY" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and "INCLUDING" means including without limitation.

          (b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Premises, in which case Landlord shall have no further liability hereunder, except to account for the Security Deposit if it is not transferred to the transferee or assignee. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

          (c) Except for Tenant's monetary obligations and Landlord's and Tenant's obligations to maintain insurance, whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever, which are beyond the control or anticipation of Landlord or Tenant.

          (d) Tenant shall, from time to time, within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord.

          (e) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          (f) All obligations of Tenant hereunder not fully performed by the end of the Tenn shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises.

          (g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (h) All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease other than Peterson Realty Group ("PETERSON"), whose commission shall be paid by Landlord in accordance with that Commission Agreement-Lease dated June 12, 1997. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent, other than Peterson, claiming the same by, through, or under the indemnifying party.

          (j) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

          (k) The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder, provided however, that, after Closing, Tenant may record a memorandum of this Lease, in form of EXHIBIT F hereto, in the Real Property Records of Dallas County, Texas.

          (l) Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23.(l) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     24. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of
(1) tender of delivery (in the ease of a hand-delivered notice), or (2) three days after being deposited in the United States Mail, postage prepaid, Certified Mail, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof

     25. HAZARDOUS WASTE. The term "HAZARDOUS SUBSTANCES," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "ENVIRONMENTAL LAW," which term shall mean any Law relating to health, pollution or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "PERMITTED ACTIVITIES") provided such Permitted Activities are conducted in accordance with all Environmental Laws; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "PERMITTED MATERIALS") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; and (e) no Tenant Party will bring or knowingly permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to any such condition that were not shown to be present in inspections conducted at or before Closing, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a materials safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor. Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant's right to possess the Premises is terminated. If Landlord determines in good faith that it is likely that there are environmental problems at the Premises, Landlord must notify Tenant of such fact and arrange with Tenant for a time at which Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize, to the extent reasonably possible, the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal (1) the presence of Hazardous Substances (other than Permitted Materials) which were not shown to be present in inspections conducted at the time of Closing or (2) Tenant or any other Tenant Party has not complied with the requirements set forth in this
Section 25, in which case Tenant shall reimburse Landlord for tie reasonable cost thereof within ten days after Landlord's request there for.

     26. WAIVER OF LANDLORD'S LIEN. Any fixtures, signs, equipment (including, without limitation, Tenant's mainframe computer), and other personal property of Tenant affixed to or located in the Premises remain the property of Tenant, and Landlord waives and acknowledges that it has no liens, whether constitutional, statutory or consensual, upon any of Tenant's fixtures, signs, equipment or other personal property. Landlord agrees that Tenant has the right to remove at any time any and all of its trade fixtures, equipment, signs, and other personal property which it may have stored or installed in the Premises. Landlord hereby covenants and agrees that before removing any fixtures, equipment, signs, or other personal property from the Premises, it will give any lender of whom Tenant has given Landlord notice 30 days notice and opportunity to remove such items, provided such lender agrees to pay rent for the Premises until such time as such items are removed.

     27. ADDITIONAL PARKING AREA. Tenant may construct an additional parking lot on the Land, subject to the following requirements:

          (a) the parking lot must be located within the area shown on EXHIBIT H; and

          (b) the parking lot must be constructed (1) using similar materials and in a similar manner to the existing parking lot on the Land, (2) in accordance with all applicable Law, and (3) in a good and workmanlike manner;

Once constructed, the parking lot will be considered part of the Premises and subject to all of Tenant's obligations concerning the Premises, including, without limitation, the terms of Section 5.(a).

     28. TENANT IMPROVEMENT FINANCING. Landlord shall use reasonable efforts to assist Tenant in finding lenders for the financing of up to $1,500,000 for Tenant's initial improvements to the Premises and for equipment Tenant's inability to obtain such financing, however, shall not affect Tenant's obligations under this Lease.

     29. EXISTING EQUIPMENT. If Tenant installs the Backup Equipment, then Tenant shall store in the Building the existing generator, UPS system, and related equipment and deliver them to Landlord in their present condition at the end of the Term or, if earlier, the termination of Tenant's right to possess the Premises.

     TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD, AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

     Executed by Tenant on July 16, 1997.

TENANT:                  ADS ALLIANCE DATA SYSTEMS, INC.


                         By:    James E. Andersen
                            --------------------------------
                         Name:  James E. Andersen
                              ------------------------------
                         Title:  Executive Vice President
                               -----------------------------
                         Address:  5001 Spring Valley Road
                                   West Tower, Suite 650
                                   Dallas, Texas 75244
                         Telephone:     972-960-5100
                         Fax:           972-960-5162

     with a copy to:     Carolyn Melvin
                         ADS Alliance Data Systems, Inc.
                         4590 East Broad Street
                         Columbus, Ohio 43213
                         Telephone:     614-755-5000
                         Fax:           614-863-5965

     Executed by Landlord on July 16, 1997.


LANDLORD:                WATERVIEW PARKWAY, L.P.
                         By:  1996 DFW Office, Inc., its general partner


                         By:    [illegible]
                            --------------------------------------
                         Name:  [illegible]
                              ------------------------------------
                         Title:  Executive Vice President
                               -----------------------------------
                         Address:  2200 Ross Avenue, Suite 3700
                                   Dallas, Texas 75201
                         Telephone:     (214) 979-6300
                         Fax:           (214) 979-6326

     with a copy to:     Greg L. Arrell
                         Vinson & Elkins L.L.P.
                         2001 Ross Avenue, Suite 3700
                         Dallas, Texas  75201
                         Telephone:     (214) 220-7798
                         Fax:           (214) 999-7798

                                    EXHIBIT A

     BEING a 410,021 square feet (9.4128 acres) tract of land situated in the John Clay Survey, Abstract No. 313, Dallas County, Texas, L50 being all of Lot 1, Block A/8735, Dresser Addition, an addition to the City of Dallas according to the plat thereof recorded in Volume 81203, Page 0275, Deed Records, Dallas County, Texas, and being more particularly described as follows:

     BEGINNING at a 5/8" iron rod set for corner in the west line of Waterview Road (80' public R.O.W.) at the northeast corner of U.T.D. Synergy Park Phase II, as recorded by plat in Volume 86051, Page 3744, Deed Records, Dallas County, Texas.

     THENCE WEST departing the said west line of Waterview Road, a distance of
569.26 feet to a 5/8" iron rod set for corner in the east line of that certain tract of land conveyed to Texas A&M University in Volume 72221, Page 2873, Deed Records, Dallas County, Texas, at the northwest corner of said U.T.D. Synergy Park Phase II;

     THENCE N00 12' 12'W along the west line of said Texas A&M University tract, a distance of 610.00 feet to a 1/2" iron rod found for corner at the southwest corner of U.T.D. Synergy Park Phase I, as recorded by plat in Volume 85245, Page 4873, Deed Records, Dallas County, Texas.

     THENCE EAST departing the east line of said Texas A&M University tract and along the south line of said U.T.D. Synergy Park Phase I, a distance of 700.00 feet to a 3/8" iron rod found for corner in the aforementioned west line of Waterview Road;

     THENCE along the said west line of Waterview Road the following:

     500 12'12'E a distance of 223.02 feet to a 5/8" iron rod set for corner at the beginning of a curve to the right which has a central angle of 30 12' 12', a radio of 600.00 feet, and a chord which bears S14 53'54'W - 312.64 feet;

     Along said curve to the right, an arc distance of 316.29 feet to a 5/8" iron rod set for corner at the end of said curve;

     S30 00'00"W a distance of 97.96 feet to the POINT OF BEGINNING and containing 410,021 square feet or 9.4128 acres of land.

                                    EXHIBIT B

                                 EXPANSION OPTION


     1.   EXERCISE OF OPTION. Provided that (a) no Event of Default then exists,
(b) there has been no material adverse change in Tenant's financial condition, comparing the time the Lease is executed and the time that Tenant exercises the expansion option, and (c) Tenant is not in default under its covenants with its then-current lenders, if any (which defaults have not been waived in writing by such lenders), Tenant may elect to expand the Building once by up to 35,000 square feet (but not less than 15,000 square feet) by delivering to Landlord written notice thereof not later than 12 months before the end of the Term (the "EXPANSION NOTICE"), specifying the expansion area's size and location on the Land, which location may be in one or both of the areas shown on EXHIBIT H (the "EXPANSION SPACE").

     2. PRELIMINARY APPROVAL. Within 30 days after Tenant delivers the Expansion Notice to Landlord, Landlord shall prepare and submit to Tenant for its review (a) preliminary plans and outline specifications (the "EXPANSION DISCUSSION DOCUMENTS") for Landlord and Tenant's preliminary conception of the construction of the shell and interior of the Expansion Space (the "EXPANSION DISCUSSION WORK"), (b) preliminary cost estimates for performing the Expansion Discussion Work, (c) preliminary rents for the Expansion Space (based upon the formula outlined in Paragraph 5 below), and (d) a preliminary construction schedule, showing the anticipated dates of various phases of the construction (including the dates of substantial completion and full completion). Tenant must notify Landlord whether it approves of the submitted Expansion Discussion Documents, the preliminary cost estimates, the preliminary rents, and the preliminary construction schedule within 14 days after Landlord delivers them to Tenant If Tenant disapproves of such Expansion Discussion Documents, preliminary cost estimates, preliminary rents, or preliminary construction schedule. Then Tenant must notify Landlord of that fact, specifying in detail the reasons for such disapproval. In such event, Landlord shall amend the submitted Expansion Discussion Documents (to the extent it approves such amendments), and, if required by such amendments to the Expansion Discussion Documents, amend the preliminary cost estimates, preliminary rents, or preliminary construction schedule, as the case may be, and deliver them to Tenant for its review within ten days after receiving Tenant's notice disapproving the submitted Expansion Discussion Documents, preliminary cost estimates, preliminary rents, or preliminary construction schedule. Landlord and Tenant must repeat this process (using the same time periods) until both of them have approved the Expansion Discussion Documents, the preliminary cost estimates, the preliminary rents, and the preliminary construction schedule. At any time until the Expansion Discussion Documents, the preliminary cost estimates, the preliminary rents, and the preliminary construction schedule have been approved by Landlord and Tenant, Tenant may rescind its election to expand by written notice to Landlord. If such election is rescinded as provided in this paragraph, Tenant shall pay to Landlord all reasonable costs incurred by Landlord prior to the date of such rescission and an administrative fee of $3,000.00 to cover Landlord's overhead cost in connection therewith.

     3. FINAL APPROVAL. Within 30 days after Tenant and Landlord have approved the Expansion Discussion Documents, the preliminary cost estimates, the preliminary rents, and the preliminary construction schedule, Landlord shall prepare and deliver to Tenant detailed plans and specifications for the Expansion Space (the "PRELIMINARY EXPANSION PLANS AND SPECIFICATION"), which must be based upon the approved Expansion Discussion Documents (including, without limitation, working drawings, construction drawings, and electrical, plumbing and mechanical drawings), estimated cost estimates, estimated rents, and estimated construction schedule. Tenant may only object to those matters shown on the Preliminary Expansion Plans and Specifications which are inconsistent with or are additions to the approved Expansion Discussion Documents. Tenant must deliver notice of its objections to Landlord within 14 days after Landlord delivers such items to Tenant and Landlord must respond within ten days after Tenant delivers such notice to Landlord. Landlord and Tenant must repeat this process (using the same time periods) until both of them have approved the Preliminary Expansion Plans and Specifications. The Preliminary Expansion Plans and Specifications, as finally approved, are referred to in this Agreement as the "EXPANSION PLANS AND SPECIFICATIONS" and the work shown on such Expansion Plans and Specifications is referred to as the "EXPANSION WORK." After the final Expansion Plans and Specifications have been approved by Landlord and Tenant, Landlord shall enter into a guaranteed maximum price construction contract or, at Tenant's option, another form of contract with a general contractor for the performance of the Expansion Work. Before entering into such contract, however, Landlord and Tenant must consent to the terms thereof At any time before the Expansion Plans and Specifications and the general contract have been approved, Tenant may rescind its expansion election. If Tenant rescinds such election and the final cost estimates or final rents exceed the approved preliminary cost estimates or approved preliminary rents, respectively, by more than 15% or the final construction schedule provides for a substantial completion date that is more than two months later than the substantial completion date set forth in the approved preliminary construction schedule, then Tenant must pay to Landlord all reasonable costs incurred by Landlord before such rescission and an administrative fee of $3,000 to cover Landlord's overhead costs in connection therewith. If Tenant rescinds such election under any circumstances other than those set forth in the immediately preceding sentence, then Tenant shall pay to Landlord all reasonable cost incurred by Landlord before such rescission and-an administrative charge of $15,000 to cover Landlord's overhead cost in connection therewith.

     4. EXPANSION AMENDMENT. Contemporaneously with the execution of the general contract, Tenant and Landlord must execute an amendment to the Lease (an "EXPANSION AMENDMENT") which will (a) extend the term of this Lease until ten years after substantial completion of the Expansion Space Work (the "EXPANSION AMENDMENT LEASE TERM") (the period beginning with the day after the expiration date of the initial ten-year Term (or, if the expansion option is exercised during a renewal Term, the expiration date of the renewal Term) and ending on the expiration date of the Expansion Amendment Lease Term is herein called the "EXPANSION EXTENSION"), (b) provide that the Base Rent (1) for the Expansion Space equals the Base Rent calculated as provided below in Paragraph 5, and (2) for the existing Premises, (A) during the original ten-year Term or (if the expansion option is exercised during a renewal Term) the renewal Term (i.e., before giving effect to the Expansion), the monthly Base Rent due for such space under the terms of this Lease, and (B) for the first five-year period of the Expansion Extension (or part thereof), the monthly Base Rent shall be 115% of the monthly Base Rent in effect for the initial Premises during the last month of the initial ten.year Term, and for the next five-year period of the Expansion Extension (or part thereof) the monthly
Base Rent shall be 115% of the monthly Base Rent in effect for the initial Premises during the initial five years of the Expansion Extension, and (c) provide for a construction exhibit requiring Landlord to perform the Expansion Work in a good and workmanlike manner and in accordance with all Laws.

     5. CALCULATION OF EXPANSION SPACE BASE RENT. The annual Base Rent for the Expansion Space will be determined as follows: (a) in the case of the first five years of Expansion Space Lease Term, an amount equal to (1) the Total Expansion Costs (defined below), times (2) the sum of (A) a mortgage constant rate equal to the Ten-Year Mortgage Money Rate (defined below) at the time in question and (B) 300 basis points or (if Tenant's unsecured debt rating at the time of such election is A or better as established by Standard & Poor's Corporation) 250 basis points; and (b) in the case of the final five years of the Expansion Amendment Lease Term, 115% of the annual Base Rent rate for the initial five years of the Expansion Amendment Lease Term. For example, if the Ten-Year Mortgage Money Rate were 8.0%, the add on factor is 300 basis points (so that 8% + 3% = 11%), and the Total Expansion Cost for the Expansion Space in question were $3,000,000, then the annual Base Rent for such Expansion Space during the first five years of the Expansion Amendment Lease Term for such Expansion Space would be $330,000 (calculated as follows: $3,000,000 X .11 = $330,000), and $379,500 for the final five years of the Expansion Space Lease Term.

     "TOTAL EXPANSION COSTS" means all soft and hard costs incurred in connection with the design and construction of the improvements for the Expansion Space in question, including, without limitation, all architecture, engineering, contractors, market leasing commissions, development fees (not to exceed 4% of total construction costs), brokerage and legal fees and expense, any interest expense, tax and insurance payments incurred during such construction process, and any loan or mortgage fees, and any other costs, fees or expenses incurred with the construction of the Expansion Space.

     "TEN-YEAR MORTGAGE MONEY RATE" means the mortgage constant (i.e., the amount of annual debt service, expressed as a percentage of the loan amount, that is necessary to pay interest and the entire principal over the amortization period) at the time such determination is being made associated with mortgage loans made available by the following institutional lenders for permanent loans for properties similar to the Premises which are leased to tenants having a credit rating similar to Tenant's credit rating at the time in question, with an amortization schedule of 25 years and a maturity date often years: Metropolitan Life Insurance Company; Prudential Life Insurance Company; and The Principal Financial Group. If however, any of such institutional lenders are not providing permanent financing for properties similar to the Premises, then Landlord may substitute another institutional lender therefor.

     6. TERMINATION OF EXPANSION SPACE. If the Expansion Work is not substantially completed such that Tenant may use the Expansion Space for its intended purpose within nine months after the date set forth for substantial completion in the development schedule approved by Landlord and Tenant, plus the number of days of delay caused by force majeure events and the number of days of delay caused by the actions of Tenant Parties (the "TERMINATION DATE"), then Tenant may terminate this Lease by delivering written notice thereof to Landlord before the earlier of (a) ten days after the Termination Date or (b) the date the Expansion Space is substantially completed. Should Landlord desire to extend the period of time for performance for delays caused by Tenant Parties or force majeure, then it must, within ten days after discovery of the cause for such delay, deliver written notice to Tenant specifying the cause of such delay and the anticipated duration of such delay. Landlord's failure to deliver such notice will be deemed a waiver of the right to extend such time period for such reason. If Landlord fails to provide the Expansion Discussion Documents, the Preliminary Expansion Plans and Specifications, or requested modifications thereof as provided in Paragraphs 2 and 3 of this Exhibit and such failure continues for a period of 15 days after Tenant has delivered to Landlord written notice thereof, then Tenant may cause the preparation of such plans, specifications, and modifications and deduct the cost thereof from its obligation to pay Base Rent under this Lease (in which case, such costs shall be deemed to have been paid by Landlord to the extent Tenant deducts such amount from Base Rent).

     7. COMPLIANCE WITH LAWS: CONSTRUCTION FINANCING. Landlord's obligations to construct any of the Expansion Space provided in this Exhibit shall be subject to (a) all then applicable Laws and (b) Landlord's obtaining financing acceptable to Landlord for the construction of the Expansion Space at commercially reasonable rates. Accordingly, if any Law would prohibit construction of the Expansion Space or if Landlord cannot obtain such financing, then Landlord shall have no obligation to construct the Expansion Space. Landlord shall use commercially reasonable and diligent efforts to obtain approval of the proposed expansion under applicable Law and to obtain such financing. If Landlord is unable to obtain such financing within 45 days after the Expansion Plans and Specifications have been finally approved, Landlord shall promptly notify Tenant thereof and Tenant's election to expand the Premises shall terminate, in which case, Tenant shall pay to Landlord all reasonable costs incurred by Landlord before such termination, but shall not be obligated to pay to Landlord any administrative charge for overhead costs in connection therewith.

     8. LANDLORD'S APPROVAL. Landlord's approval of the matters described under this Exhibit shall not be unreasonably withheld. If Landlord disapproves any matter, it must notify Tenant in reasonable detail of the reasons for such disapproval.

                                      EXHIBIT C

                                  EXTENSION OPTIONS


     Provided no Event of Default exists and Tenant is, or Tenant and Tenant's subtenants are, occupying the entire Premises at the time of such election, Tenant may renew this Lease for two additional periods of five years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not sooner than 14 months, nor later than II months, before the expiration of the Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

     (a) The Base Rent payable for each month during each such extended Term shall be the prevailing rental rate for renewal of existing leases in the vicinity of the Premises, at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account (the "MARKET RENT"). Within ten days after Tenant delivers notice of the exercise of such renewal option, Landlord must deliver to Tenant a statement setting forth the rent Landlord believes constitutes Market Rent. Within ten days after the date upon which Landlord delivers such notice, Tenant must either (1) accept such Market Rent, or (2) deliver to Landlord a statement setting forth the rent Tenant believes constitutes Market Rent. If Tenant delivers an alternate statement to Landlord, then Tenant and Landlord shall attempt to agree upon Market Rent within 30 days. If, at the end of such 30-:lay period, Tenant and Landlord have been unable to agree upon a Market Rent figure, then Landlord and Tenant must, within ten days after such 30-day period, each appoint an outside consultant (who must be either a broker or a real estate appraiser and who must be familiar with the market for buildings such as the Premises and active in the market for at least ten years) and the outside consultants must consult together for at least ten days to determine the Market Rent If the outside consultants reach an agreement, then the Market Rent upon which they agree will be binding upon all parties. If they are unable to reach an agreement, then each of them must prepare its own statement of Market Rent, must appoint a third consultant (who must meet the requirements set forth above), and deliver their statements to such third consult, all within ten days after the expiration of the ten-day consulting period. The third consultant must prepare its report within 20 days after being appointed and the statement of the third consultant will be binding upon all parties. Landlord and Tenant will each pay for the cost of its own consultant. If it is necessary to appoint the third consultant, then Landlord and Tenant will divide the cost of such consultant equally. If either party fails to appoint a consultant within the time period set forth above, then such panty will be deemed to have appointed the consultant of the other party. If either party's consultant fails to meet or issue a report within the time period specified, then such party's consultant will be deemed to have agreed with the findings of the other party's consultant At such time as the Market Rate is finally determined, Tenant will be entitled to rescind its exercise of such option by written notice to Landlord, which notice must be delivered within 30 days after the date upon which the Market Rate is finally determined.

          (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

          (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises without Landlord's written consent, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

                                   EXHIBIT D


                            [Intentionally omitted]

Record and return to:

Mark M. Sloan
Thompson & Knight, P.C.
1700 Pacific Ave., Suite 3300
Dallas, Texas 75201


                            SUBORDINATION, NON-DISTURBANCE
                               AND ATTORNMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of the ____ day of July, 1997, by and between PRINCIPAL COMMERCIAL ADVISORS, INC., an Iowa corporation, with its principal office at 11050 Roe Avenue, Suite 200, Overland Park Kansas 66211 (hereinafter called "Mortgagee"), WATERVIEW PARKWAY, L.P., a Texas limited partnership, with its principal office at 2200 Ross Avenue, 3700 Texas Commerce Tower, Dallas, Texas 75201 (hereinafter called "Lessor") and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, having its principal office at 4590 E. Broad Street, Columbus, Ohio 43213 (hereinafter called "Lessee");

                                 W I T N E S S E T H:

     WHEREAS, Lessee has by a written lease dated July __, 1997 (hereinafter called the "Lease") leased from Lessor all or part of certain real estate and improvements thereon located in the City of Dallas, Texas, as more particularly described in EXHIBIT A attached hereto (the "Demised Premises"); and

     WHEREAS, Lessor is encumbering the Demised Premises as security for a loan (the "Loan") from Mortgagee to Lessor (the "Mortgage"); and

     WHEREAS, Lessee, Lessor and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Lessee's interest in the Lease and all rights of Lessee thereunder, including any purchase option, if any, shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term "Mortgage" as used herein shall also include any amendment, supplement, modification or renewal thereof. Notwithstanding the foregoing, Mortgagee shall allow insurance proceeds and condemnation awards to be used to rebuild, restore and/or repair the Demised Premises in accordance with (he terms and conditions of the Lease, provided that (I)
Lessee is not then in default under the Lease (after the expiration of any applicable grace or cure period) and (ii) neither Lessor nor Lessee have the right to terminate the Lease on account of such casualty or condemnation or, in the event either Lessor or Lessee have the right to terminate the Lease on account of such casualty or condemnation, then such party shall have waived such right with respect to such casualty or condemnation.



     2. In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace or cure period under the Lease and that the Lease shall then be in full force and effect, then Mortgagee shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee's possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

     3. After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee or any purchaser from Mortgagee at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

     4. Lessee shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

     5. In the event Mortgagee shall become the owner of the Demised Premises as a result of a foreclosure sale or other transfer, Mortgagee shall not be liable for damage for any act or omission of the Lessor (although Mortgagee will be obligated to perform all of Lessor's obligations under the Lease even if the need for an obligation arose before the effective date of the foreclosure or other transfer), nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Mortgagee's obtaining possession of the Demised Premises if Lessee has not given Mortgagee written notice of such act or omission giving rise to such right of offset and the same time period as Lessor is entitled to under the Lease in which to cure such act or omission.

     6. The Lease may not be amended, altered, or terminated without the prior written consent of Mortgagee. Mortgagee agrees that it will not unreasonably withhold its consent to any requested amendment or modification of the Lease which does not (I) reduce the rent payable by Lessee under the Lease, (ii) shorten the term of the Lease, or (iii) materially increase the obligations of Lessor under the Lease. In the event Mortgagee does not respond to a request for its consent to any amendment or modification of the Lease within thirty (30) days after the requesting party delivers the request for approval, then Mortgagee shall be deemed to have approved such amendment or modification.

     7. So long as the Loan is outstanding, Lessee will provide Mortgagee with the same evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) as the Lessor may be entitled under the Lease. In addition, Lessee will give Mortgagee the same notices, including without limitation notices of default, and thereafter the same right to cure any defaults or take any action as the Lessor may be entitled under the Lease, without the obligation to cure such defaults or take such action.

     8. If the Lease is canceled or terminated for any reason, if any purchase option contained in the Lease is exercised, or if Lessee is required to pay to Lessor any payment in excess of one calendar month in advance, including, but not limited to lease termination or purchase option payments, refunds of any type, prepayments of rents, litigation settlements or settlements of past due rents (all of which shall be referred to herein collectively as "Extraordinary Rental Payments"), Lessor and Lessee will notify Mortgagee and Lessor consents to Lessee remitting and Lessee agrees to remit any Extraordinary Rental Payments to Mortgagee directly and immediately. Subject to the rights of Mortgagee contained herein, nothing in this paragraph shall constitute a waiver by the Lessee of its rights against the Lessor under the Lease or limit the rights of the Lessee to maintain any action at law or equity against the Lessor provided that such action does not reduce the term of the Lease or the rental obligations herein referred to during the term of the Lease.

     9. So long as the Loan is outstanding, Mortgagee or its designee shall have the same right as Lessor under the Lease to enter upon the Property to visit or inspect the Property, at such reasonable times as Mortgagee or its designee may request.

     10. There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Property, including without limitation the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

     11. If Mortgagee shall become the owner of the Demised Premises or the Demised Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Mortgage or the Demised Premises shall be conveyed by deed in lieu of foreclosure, Lessee agrees to pay all rents directly to Mortgagee or other purchaser of the Demised Premises, as the case may be, in accordance with the Lease immediately upon notice of Mortgagee or such purchaser, as the case may be, succeeding to Lessor's interest under the Lease, and Mortgagee's or such other purchaser's agreement that Mortgagee (or such other purchaser, as the case may be) is bound by all of the obligations of Lessor under the Lease, subject to the terms of this Agreement.

     12. Lessee acknowledges that the Mortgage and the Assignment of Leases and Rents in favor of Mortgagee permit the Mortgagee to require Lessee to pay the rents and other amounts due under the Lease to the Mortgagee in the event Lessor defaults under the Mortgage. Accordingly, Lessee agrees, subject to the limitations set forth in this Paragraph, that if the Mortgagee notifies Lessee of a default under the Mortgagee and demands that the Lessee pay its rent and other sums due under the Lease directly to Mortgagee, the Lessee will honor such demand beginning with the payment next due after fifteen (15) days have expired after such notice of default. Notwithstanding the foregoing, the Lessee will only be obligated to honor one (1) such demand by the Mortgagee and the Lessee's obligation to make any such payments will extend to no more than three (3) consecutive monthly payments unless the Mortgagee has begun diligent, good faith efforts towards the foreclosure of its lien against the Demised Premises under the Mortgage, is actively pursuing such efforts, and provides Lessee with written proof of such efforts within such three (3) month period, in which case Lessee's obligation to make such payments will extend for an additional three (3) months to a total of six (6) consecutive monthly payments. Thereafter, the Lessee agrees to deposit all rents and other amounts due in an escrow account to be released to the recipient designated by order of a court of competent jurisdiction or in accordance with written instructions from the Mortgagee and Lessor which have been approved by the Lessee, or, to Mortgagee upon the consummation of a foreclosure of the Demised Premises under the Mortgage. Lessor hereby releases and discharges the Lessee of and from any liability to Lessor resulting from the Lessee's payment to the Mortgagee in accordance with the terms of this Agreement.

     13. If Lessee is a corporation or partnership, Lessee will preserve and keep in force and effect its corporate or partnership existence and all licenses or permits necessary to the proper conduct of its business during the Term of the Lease.

     14. The Lease and this certificate have been duly authorized, executed and delivered by the Lessee and constitute legal, valid and binding instruments enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     15. This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.

     16. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

     17. All information, notices or requests provided for or permitted to be given or made pursuant to this Agreement shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (I) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (I) business day following delivery to such courier. All notices shall be addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by Lessee or Mortgagee to the other:

     If to Mortgagee:

               Principal Commercial Advisors, Inc.
               11050 Roe Avenue, Suite 200
               Overland Park, Kansas 66211-1216
               Loan No. 100106

     With copy to:

               Mark M. Sloan
               Thompson & Knight, P.C.
               1700 Pacific Avenue, Suite 3300
               Dallas, Texas 75201

     If to Lessee:

               ADS Alliance Data Systems, Inc.
               4590 B. Broad Street
               Columbus, Ohio 43213
               Attention:  Carolyn Melvin

     With copy to:

               Harriet Anne Tabb
               Tabb & Associates
               8333 Douglas Avenue, Suite 1250
               Dallas, Texas 75225

     If to Lessor:

               c/o Trammell Crow Dallas/Fort Worth, Inc.
               2200 Ross Avenue
               3700 Texas Commerce Tower
               Dallas, Texas 75201


     With copy to:

               Bryant W. Burke
               Vinson & Elkins L.L.P.
               2001 Ross Avenue
               3700 Trammell Crow Center
               Dallas, Texas 75201-2975

     IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

                              MORTGAGEE:

                              PRINCIPAL COMMERCIAL ADVISORS, INC.,
                              an Iowa corporation


                              By:______________________________
                                   Name:_______________________
                                   Title:______________________




                              By:_____________________________
                                   Name:______________________
                                   Title:_____________________


                              LESSOR:

                              WATERVIEW PARKWAY, L.P., a Texas limited partnership

                              By:  1996 DFW Office, Inc., a Delaware
                                   corporation, its General Partner



                              By:_______________________________
                                   Name:________________________
                                   Title: ______________________


                              LESSEE:

                              ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation



                              By:______________________________
                                   Name:_______________________
                                   Title:______________________

THE STATE OF KANSAS      )
                         )
COUNTY OF JOHNSON        )

     This instrument was acknowledged before me on July ____, 1997 by ______________________________ of Principal Commercial Advisors, Inc., an Iowa corporation, on behalf of said corporation.


                                   ______________________________
                                   Notary Public, State of Kansas

                                   _____________________________
                                   (printed name)

My commission expires:

___________________________


THE STATE OF KANSAS      )
                         )
COUNTY OF JOHNSON        )

     This instrument was acknowledged before me on July ______, 1997 by _____________________________ of Principal Commercial Advisors, Inc., an Iowa corporation, on behalf of said corporation.

                                   ______________________________
                                   Notary Public, State of Kansas

                                   ______________________________
                                   (printed name)

My commission expires:

__________________________

THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     This instrument was acknowledged before me on July ________, 1997 by ____________________________ of ADS Alliance Data Systems, Inc., a Delaware corporation, on behalf of said corporation.


                                   ______________________________
                                   Notary Public, State of Texas

                                   ______________________________
                                   (printed name)

My commission expires:


_______________________________



THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     This instrument was acknowledged before me on July ______, 1997 by ____________________________ of 1996 DFW Office, Inc., a
Delaware corporation, on behalf of said corporation in its capacity as General Partner of Waterview Parkway, L.P., a Texas limited partnership.


                                   ______________________________
                                   Notary Public, State of Texas

                                   ______________________________
                                   (printed name)


My commission expires:


___________________________

                                EXHIBIT F

AFTER RECORDING,
RETURN TO:

Harriet Anne Tabb
Tabb & Associates
8333 Douglas Avenue
Suite 1250
Dallas, Texas 75225

                                 MEMORANDUM OF LEASE


     This Memorandum of Lease is made and entered into as of, although not necessarily on, July _____, 1997, by and between WATERVIEW PARKWAY, L.P., a Texas limited partnership whose address is 2200 Ross Avenue, Suite 3700, Dallas, Texas, 75201 ("LANDLORD") and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, whose address is 5001 Spring Valley, Suite 650, West Tower, Dallas, Texas, 75244, with a copy to ADS Alliance Data Systems, Inc., 4590 East Broad Street, Columbus, Ohio, 43213, Attn: Carolyn Melvin ("TENANT").

     1. LEASED PREMISES. Landlord has leased to Tenant the land described on EXHIBIT A attached to and made a part of this Memorandum of Lease for all purposes (the "LAND") and the Building, other improvements, and all electrical, plumbing, heating, ventilation, and air conditioning, life.safety lighting and other mechanical systems and equipment located on the Land (the "BUILDING"). The Land and the Building together are referred to as the Premises. Additionally, Tenant has been granted the right to use all easements and appurtenances related to the Premises.

     2. UNRECORDED LEASE. This Memorandum of Lease is made upon all of the terms, covenants, and conditions set forth in that certain unrecorded lease by and between Landlord and Tenant, made to be effective as of the same effective date as this Memorandum of Lease (the "UNRECORDED LEASE"). All of the terms, covenants, and conditions of the Unrecorded Lease are made a part of and as though fully set forth in this Memorandum of Lease.

     3. COMMENCEMENT DATE/TERM/OPTIONS TO EXTEND. The Unrecorded Lease commences on the effective date of this Memorandum of Lease and continues until July 31, 2007. Tenant has two (2) five (5) year options to extend the term of the Unrecorded Lease.

     4. INTERPRETATION. Landlord and Tenant have entered into this Memorandum of Lease in order that third parties may have notice of the existence of the Unrecorded Lease. This Memorandum of Lease is not a summary of the Unrecorded Lease. In the event of a conflict between this Memorandum of Lease and the Unrecorded Lease, the Unrecorded Lease controls.

     5. TERMINATION. This Memorandum of Lease automatically terminates upon the expiration or earlier termination of the Unrecorded Lease. At such time as the Unrecorded Lease expires or is terminated, Landlord may record an affidavit stating that die Unrecorded Lease has expired or terminated as of a particular date and the recording of such affidavit will operate to terminate this Memorandum of Lease. Such document must be in the form of an affidavit, must include tie statement that an individual is swearing to such facts based on his or her own knowledge, and must be notarized with a jurat as well as an acknowledgment.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date first set forth above.

LANDLORD:              WATERVIEW PARKWAY, LP., a Texas limited partnership
                       By:  1996 DFW Office, Inc., a Delaware corporation, its
                            general partner


                            By:__________________________________________
                            Name:________________________________________
                            Title:_______________________________________



TENANT:                ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation



                            By:_________________________________________
                            Name:_______________________________________
                            Title:______________________________________

THE STATE OF TEXAS       Section
                         Section
COUNTY OF DALLAS         Section

     This instrument was acknowledged before me on July _______, 1997, by ______________________ of 1996 DFW Office, Inc., a Delaware corporation, general partner of Waterview Parkway, L.P., a Texas limited partnership, on behalf of said corporation and limited partnership.

                                   _____________________________
                                   Notary Public, State of Texas


THE STATE OF TEXAS       Section
                         Section
COUNTY OF DALLAS         Section

     This instrument was acknowledged before me on July _______ 1997, by ______________________________ of ADS Alliance Data Systems, Inc., a Delaware corporation, on behalf of said corporation.


                                   _____________________________
                                   Notary Public, State of Texas

                                                                    Exhibit G


14 July 1997

Mr. Drew Peterson
Peterson Reality Group
5001 LBJ Freeway, Suite 875
Dallas, Texas 75244

Re:  Alliance Data Systems

Dear Drew,

The following list represents base building equipment which were identified in our limited survey as needing immediate or potential future replacement during the course of the lease term:

A.   Chillers number One and Two
B.   Cooling tower
C.   Emergency Generator
D.   Refrigerated air drier for the tri-plex air compressor
E.   UPS system and batteries
F.   New or relamped and reballasted recessed fluorescent light fixtures
G.   Additional air supply or new HVAC unit(s) to the east wing
H.   The addition of electric unit heaters in return air plenum of the east wing
I.   Chilled water pumps and condenser water pumps
J.   Temperature control air compressor
K.   Built up air handling unit fans
L.   Factory fabricated air handling units
M.   Computer room variable air volume boxes
N.   Provide new, or supplement existing, life safety systems
O.   Provide energy management system
P.   Provide new, or supplement existing, security system

I have not included in this list fixtures and equipment not normally associated with leasehold improvements such as the telephone switch, furnishings, computers, peripheral devices and associated hardware and software, and postal equipment.

Tenant must install each piece of replacement equipment in one of the following areas: (I) the area where the equipment being replaced is currently located,
(ii) another area within the building, or (iii) the outside screened equipment area. Tenant must not place any replacement equipment on the roof or outside of the building (except within the screened equipment area), unless Tenant is putting the replacement equipment in such location because that is where the equipment being replaced is currently located.

Please call me if you have any questions.

Sincerely,
Benso Hlavaty Paret

                          [FLOOR PLAN]

SPACE PLAN - OPTION D (8X8 CUBICLES)

 20 OFFICES
109 8X8 CUBICLES
----------------
129 TOTAL

                                    FURNITURE LAYOUT
                                    EAST WING FLOOR PLAN

                          [FLOOR PLAN]

SPACE PLAN - OPTION D (8X8 CUBICLES)

  4 OFFICES
 46 8X8 CUBICLES (INCLUDES PC/LAN RCVG)
----------------
 50 TOTAL

                                    FURNITURE LAYOUT
                                    WEST WING FLOOR PLAN

                           [BUILDING LAYOUT]

                         ALLIANCE DATA SYSTEMS
                        17201 WATERVIEW PARKWAY
                             DALLAS, TEXAS

                               EXHIBIT H

AFTER RECORDING, RETURN TO:
Harriet Anne Tabb
Tabb & Associates
8333 Douglas Avenue
Suite 1250
Dallas, Texas 75225

                                 MEMORANDUM OF LEASE

     This Memorandum of Lease is made and entered into as of, although not necessarily on, July _____, 1997, by and between WATERVIEW PARKWAY, L.P., a Texas limited partnership whose address is 2200 Ross Avenue, Suite 3700, Dallas, Texas, 75201 ("LANDLORD") and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, whose address is 5001 Spring Valley Road, West Tower, Suite 650, Dallas, Texas, 75244, with a copy to ADS Alliance Data Systems, Inc., 4590 East Broad Street, Columbus, Ohio, 43213, Attn: Carolyn Melvin ("TENANT").

     1. LEASED PREMISES. Landlord has leased to Tenant the land described on EXHIBIT A attached to and made a part of this Memorandum of Lease for all purposes (the "LAND") and the Building, other improvements, and all electrical, plumbing, heating, ventilation, and air conditioning, life.safety lighting and other mechanical systems and equipment located on the Land (the "BUILDING"). The Land and the Building together are referred to as the Premises. Additionally, Tenant has been granted the right to use all easements and appurtenances related to the Premises.

     2. UNRECORDED LEASE. This Memorandum of Lease is made upon all of the terms, covenants, and conditions set forth in that certain unrecorded lease by and between Landlord and Tenant, made to be effective as of the same effective date as this Memorandum of Lease (the "UNRECORDED LEASE"). All of the terms, covenants, and conditions of the Unrecorded Lease are made a part of and as though fully set forth in this Memorandum of Lease.

     3. COMMENCEMENT DATE/TERM/OPTIONS TO EXTEND. The Unrecorded Lease commences on the effective date of this Memorandum of Lease and continues until July 31, 2007. Tenant has two (2) five (5) year options to extend the term of the Unrecorded Lease.

     4. INTERPRETATION. Landlord and Tenant have entered into this Memorandum of Lease in order that third parties may have notice of the existence of the Unrecorded Lease. This Memorandum of Lease is not a summary of the Unrecorded Lease. In the event of a conflict between this Memorandum of Lease and the Unrecorded Lease, the Unrecorded Lease controls.

     5. TERMINATION. This Memorandum of Lease automatically terminates upon the expiration or earlier termination of the Unrecorded Lease. At such time as the Unrecorded Lease expires or is terminated, Landlord may record an affidavit stating that the Unrecorded Lease has expired or terminated as of a particular date and the recording of such affidavit will operate to terminate this Memorandum of Lease. Such document must be in the form of an affidavit, must include tie statement that an individual is swearing to such facts based on his or her own knowledge, and must be notarized with a jurat as well as an acknowledgment.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date first set forth above.

LANDLORD:              WATERVIEW PARKWAY, LP., a Texas limited partnership
                       By:  1996 DFW Office, Inc., a Delaware corporation, its
                            general partner

                            By: /s/ Thomas O. McNearny
                               -----------------------------------------
                                  Thomas O. McNearny, III, Executive Vice
                                  President

TENANT:                ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation

                            By:   /s/ James E. Anderson
                                  --------------------------------------
                            Name: James E. Anderson
                                  --------------------------------------
                            Title: Ex. VP
                                  --------------------------------------

THE STATE OF TEXAS       Section
                         Section
COUNTY OF DALLAS         Section

     This instrument was acknowledged before me on July 16th, 1997, by Thomas
O. McNearny, Executive Vice President of 1996 DFW Office, Inc., a Delaware corporation, general partner of Waterview Parkway, L.P., a Texas limited partnership, on behalf of said corporation and limited partnership.

                                   /s/ Shirley Fryman
[SEAL]                             -----------------------------
                                   Notary Public, State of Texas

THE STATE OF TEXAS       Section
                         Section
COUNTY OF DALLAS         Section

     This instrument was acknowledged before me on July 16th 1997, by James
E. Anderson Ex V.P. of ADS Alliance Data Systems, Inc., a Delaware corporation, on behalf of said corporation.


                                   /s/ Shirley Fryman
[SEAL]                             ------------------------------
                                   Notary Public, State of Texas

                                EXHIBIT A

     BEING a 410,021 square feet (9.4128 acres) tract of land situated in the John Clay Survey, Abstract No. 313, Dallas County, Texas, L50 being all of Lot 1, Block A/8735, Dresser Addition, an addition to the City of Dallas according to the plat thereof recorded in Volume 81203, Page 0275, Deed Records, Dallas County, Texas, and being more particularly described as follows:

     BEGINNING at a 5/8" iron rod set for corner in the west line of Waterview Road (80' public R.O.W.) at the northeast corner of U.T.D. Synergy Park Phase II, as recorded by plat in Volume 86051, Page 3744, Deed Records, Dallas County, Texas.

     THENCE WEST departing the said west line of Waterview Road, a distance of 569.26 feet to a 5/8" iron rod set for corner in the east line of that certain tract of land conveyed to Texas A&M University in Volume 72221, Page 2873, Deed Records, Dallas County, Texas, at the northwest corner of said U.T.D. Synergy Park Phase II;

     THENCE N00DEG.12'12"W along the west line of said Texas A&M
University tract, a distance of 610.00 feet to a 1/2" iron rod found for corner at the southwest corner of U.T.D. Synergy Park Phase I, as recorded by plat in Volume 85245, Page 4873, Deed Records, Dallas County, Texas.

     THENCE EAST departing the east line of said Texas A&M University tract and along the south line of said U.T.D. Synergy Park Phase I, a distance of
700.00 feet to a 3/8" iron rod found for corner in the aforementioned west line of Waterview Road;

     THENCE along the said west line of Waterview Road the following:

     S00DEG.12'12"E a distance of 223.02 feet to a 5/8" iron rod set for corner at the beginning of a curve to the right which has a central angle of 30DEG.12'12", a radius of 600.00 feet, and a chord which bears S14DEG.53'54"W - 312.64 feet;

     Along said curve to the right, an arc distance of 316.29 feet to a 5/8" iron rod set for corner at the end of said curve;

     S30DEG.00'00"W a distance of 97.96 feet to the POINT OF BEGINNING and containing 410,021 square feet or 9.4128 acres of land.